UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

 Pursuant to section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 6, 2012

KENNETH COLE PRODUCTIONS, INC.

 (Exact name of registrant as specified in its charter)

New York

1-13082

13-3131650

(State or other jurisdiction of

(Commission

(IRS Employer

incorporation)

File Number)

Identification No)

603 West 50th Street, New York, NY 10019

(Address of principal executive offices)(Zip code)

Registrant’s telephone number, including area code (212) 265-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 6, 2012, Kenneth Cole Productions, Inc. (the “Company”) issued a press release announcing (i) that its Special Committee of the Board of Directors (the “Special Committee”) had sent a letter to Kenneth Cole, its Chairman and Chief Creative Officer, requesting that he reconsider his position that he would not consider any alternative transactions to his non-binding proposal that he acquire the Company, (ii) that Mr. Cole had responded by letter that he did not intend to change his position, and (iii) that the Special Committee had retained BofA Merrill Lynch as its independent financial adviser to assist it in evaluating and determining the Company’s response to Mr. Cole’s proposal and, if the Special Committee deems it appropriate, to assist it in considering any alternative transactions.  The press release is attached to this report as Exhibit 99.1, the letter to Mr. Cole is attached to this report as Exhibit 99.2, and the letter from Mr. Cole is attached to this report as Exhibit 99.3, and each is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 6, 2012.
99.2	Letter from Denis Kelly, Chair of the Special Committee of the Board of Directors of Kenneth Cole Productions, Inc., to Kenneth Cole, dated February 27, 2012.
99.3	Letter from Kenneth Cole to Denis Kelly, Chair of the Special Committee of the Board of Directors of Kenneth Cole Productions, Inc., dated March 2, 2012.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 6, 2012

KENNETH COLE PRODUCTIONS, INC., Registrant

By:	/s/ David P. Edelman
Name:	David P. Edelman
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)